UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MANITEX INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

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MANITEX INTERNATIONAL, INC.

9725 Industrial Drive

Bridgeview, Illinois 60455

AMENDMENT NO. 1 TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

May 31, 2018

11:00 a.m. (Central Daylight Time)

EXPLANATORY NOTE

The following information supplements and amends the definitive proxy statement (the “Proxy Statement”) of Manitex International, Inc. (the “Company”) originally filed with the Securities and Exchange Commission (“SEC”) on April 26, 2018, in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s 2018 Annual Meeting of Stockholders or any adjournment(s) thereof. The Annual Meeting will be held be held at our offices located at 9725 Industrial Drive, Bridgeview, Illinois 60455 on Thursday, May 31, 2018 at 11:00 a.m. (Central Daylight Time).

This Amendment No. 1 to the Proxy Statement (this “Amendment”) is being filed for the sole purpose of including the “CEO Pay Ratio” disclosure that was inadvertently omitted from the Proxy Statement as originally filed with the SEC on April 26, 2018. No other changes have been made to the Proxy Statement, and this Amendment has not been updated to reflect events occurring subsequent to the filing of the Proxy Statement. Capitalized terms used in this Amendment and not otherwise defined have the meaning given to such terms in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS AMENDMENT AND THE INFORMATION SET FORTH BELOW SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

CHANGE TO PROXY STATEMENT

The Proxy Statement is hereby amended and supplemented to include the following information:

CEO Pay Ratio

For 2017, the median annual total compensation of all employees of the Company (other than the CEO) was $34,671. The annual total compensation of the Company’s CEO was $492,697. Based on this information, the ratio of the annual total compensation of the Company’s CEO to the median of the annual total compensation of all employees was approximately 14 to 1.

In order to determine the median employee from a compensation perspective, the Company used cash compensation paid as well as 401(k) matching contributions (as applicable) for the 2017 calendar year for all employees worldwide employed as of December 31, 2017. For those employees compensated in foreign currencies, average exchange rates for the full year 2017 were used to convert their compensation into U.S. dollars. The Company determined that its median employee from a compensation perspective is employed in one of its manufacturing locations in Italy. To determine the ratio disclosed above, the Company calculated the median employee’s compensation for fiscal 2017 in accordance with the rules applicable to the compensation elements included in the Summary Compensation Table and compared such compensation to the compensation of the Company’s CEO, as reported in the Summary Compensation Table.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

May 11, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 31, 2018.

The Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders and the Company’s

This Amendment No. 1 to the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders, the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at https://www.proxydocs.com/MNTX